                                                                    EXHIBIT 23.1

                                                 -------------------------------
                                                 ARTHUR ANDERSEN
                                                 Wirtschaftsprufungsgesellschaft
                                                 Steuerberatungsgesellschaft mbH

                                                 -------------------------------
                                                 Mergenthalerallee 10-12
                                                 65760 Eschborn/Frankfurt/M.
                                                 Postfach 53 23
                                                 65728 Eschborn/Frankfurt/M.
                                                 (0 61 96) 9 96-213 Telefon
                                                 (0 61 96) 9 96-212 Telefax

                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-60399 and 333-65083) of SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung (the "Company") of our report dated February 26, 1999, contained in the Annual Report on Form 20-F of the Company for the year ended December 31, 1998 and to all references to our Firm included in these registration statements.

Eschborn/Frankfurt/M., May 18, 1999

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
                                       ARTHUR ANDERSEN
                               Wirschaftsprufungsgesellschaft
                               Steuerberatungsgesellschaft mbH

                  /s/  Weber                                     /s/  Klein
     ------------------------------------           ------------------------------------
               Prof. Dr. Weber                                     Klein
              Wirtschaftsprufer                              Wirtschaftsprufer
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